EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to Class A ordinary shares, par value of $0.000005 per share, of Pinduoduo Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2019.

ZHENG HUANG

/s/ Zheng Huang

Steam Water Limited

By:	/s/ Rustem Limited
Name:	Rustem Limited
Title:	Director

Walnut Street Investment, Ltd.

By:	/s/ Zheng Huang
Name:	Zheng Huang
Title:	Authorized Signatory

Walnut Street Management, Ltd.

By:	/s/ Zheng Huang
Name:	Zheng Huang
Title:	Authorized Signatory

Pure Treasure Limited

By:	/s/ Zheng Huang
Name:	Zheng Huang
Title:	Authorized Signatory